Exhibit 99.1

Media contact: Jim Spangler, 630-753-5833

Investor contact: Heather Kos, 630-753-2406

Web site: www.navistar.com

NAVISTAR ANNOUNCES AGREEMENT WITH INVESTOR CARL ICAHN

•	Company to destagger board to provide for the annual election of directors

•	Majority of board to be elected to one-year terms at the 2013 Annual Meeting

•	Icahn will not seek board representation and will vote for company nominees in 2012

WARRENVILLE, IL – November 15, 2011 – Navistar International Corporation (NYSE: NAV) today announced that it entered into an agreement with investor Carl Icahn and certain of his affiliates to submit a proposal to its shareholders at its 2012 Annual Meeting of Shareholders to destagger the Board to elect directors on an annual basis. With this agreement, Mr. Icahn agreed not to seek Board representation at the Company’s 2012 Annual Meeting and agreed to vote in favor of the Company’s nominees for election at the 2012 Annual Meeting

“Navistar’s Board and management team are committed to acting in the best interests of the Company and all its shareholders, and we believe that the annual election of our directors, without a staggered board, further strengthens our corporate governance practices,” said Dan Ustian, Navistar’s chairman, president and chief executive officer. “We also are pleased to have reached an agreement with Mr. Icahn that includes his support for our Board nominees for election at our upcoming shareholders meeting.”

If approved by the shareholders, Navistar will begin the annual election process starting with the class of three directors up for election at the 2012 Annual Meeting of Shareholders. Instead of three-year terms, each nominee would be elected to a one-year term at the 2012 Annual Meeting and subsequent annual meetings with a majority of the Board being elected to a one-year term at the 2013 Annual Meeting, and all nominees being elected on an annualized cycle as of the 2014 Annual Meeting of Shareholders.

“We have demonstrated a proven ability to deliver solid earnings, and our future growth prospects are strong in large part due to the strategy and vision of current management and the Board,” Ustian said. “We remain intensely focused on delivering value for all shareholders by executing on our strategy, including building a differentiated product offering, enhancing our already strong North American business, growing our global truck and engine businesses, sustaining our global military business, and expanding our parts business.”

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About Navistar:

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Cautionary Statement Regarding Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors of our Form 10-K for the fiscal year ended October 31, 2010, which was filed on December 21, 2010 , and Part II, Item 1A, Risk Factors, included within our Form 10-Q for the period ended July 31, 2011, which was filed on September 7, 2011. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.